UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.               )

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Steinway Musical Instrurments, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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STEINWAY MUSICAL INSTRUMENTS, INC.
800 South Street
Suite 305
Waltham, Massachusetts 02453
(781) 894-9770

April 12, 2007

Dear Stockholder:

Our Annual Meeting of Stockholders will be held on Friday, May 11, 2007, at 9:30 a.m., at the Company’s corporate office located at 800 South Street, Suite 305, Waltham, Massachusetts 02453. We urge you to attend this meeting to give us an opportunity to meet you personally, to allow us to introduce to you the key personnel responsible for management of your Company and to respond to any questions you may have.

The formal Notice of Meeting, the Proxy Statement and the proxy card are enclosed. A copy of the Annual Report on Form 10-K describing the Company’s operations during the year ended December 31, 2006 is also enclosed.

Your Chairman, Kyle R. Kirkland, and I own 100% of the Class A Common Stock and have advised the Company that we intend to vote our shares of Class A Common Stock consistent with the recommendations of the Board of Directors set forth in the attached Proxy Statement. The Class A Common Stock presently represents over 85% of the combined voting power of the Class A Common Stock and the Ordinary Common Stock. Therefore, stockholder approval in accordance with the Board of Directors’ recommendations is assured.

We hope that you will be able to attend the meeting in person. Whether or not you plan to attend the meeting, please sign and return the enclosed proxy card promptly. A prepaid return envelope is provided for this purpose. Your shares will be voted at the meeting in accordance with your proxy.

If you have shares in more than one name or if your stock is registered in more than one way, you may receive more than one copy of the proxy materials. If so, please sign and return each of the proxy cards you receive so that all of your shares may be voted. We look forward to seeing you at the meeting.

Very truly yours,

Dana D. Messina Chief Executive Officer

STEINWAY MUSICAL INSTRUMENTS, INC.
800 South Street
Suite 305
Waltham, Massachusetts 02453
(781) 894-9770

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 11, 2007

The Annual Meeting of Stockholders of Steinway Musical Instruments, Inc. (the “Company”) will be held on Friday, May 11, 2007 at 9:30 a.m. at the Company’s corporate office at 800 South Street, Suite 305, Waltham, Massachusetts 02453, for the following purposes:

1.                 To elect seven (7) directors to hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified;

2.                 To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007; and

3.                 To transact such other business as may properly come before the meeting or any adjournment thereof.

Stockholders of record at the close of business on March 30, 2007 will be entitled to vote at the Annual Meeting or any adjournment or postponement thereof. All stockholders are urged to attend the meeting in person or by proxy.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED PREPAID RETURN ENVELOPE. The proxy is revocable and will not affect your right to vote in person in the event you attend the meeting.

By Order of the Board of Directors,

John R. Dudek
Secretary

Waltham, Massachusetts
April 12, 2007

STEINWAY MUSICAL INSTRUMENTS, INC.

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

Solicitation and Revocation of Proxies

The enclosed proxy is solicited by and on behalf of the Board of Directors of Steinway Musical Instruments, Inc. (the “Company”) for use in connection with the Annual Meeting of Stockholders to be held on the 11th day of May, 2007 at 9:30 a.m. (the “Annual Meeting”) and at any and all adjournments thereof.

The persons named as proxies were designated by the Board of Directors and are officers and/or directors of the Company. Any proxy may be revoked or superseded by executing a proxy bearing a later date or by giving notice of revocation in writing prior to, or at, the Annual Meeting, or by attending the Annual Meeting and voting in person. All proxies which are properly completed, signed and returned to the Company prior to the meeting, and not revoked, will be voted in accordance with the instructions given in the proxy. If a choice is not specified in the proxy, the proxy will be voted FOR the election of the director nominees listed below and FOR the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007.

This Proxy Statement and the accompanying proxy are being mailed to stockholders on or about April 12, 2007. The entire cost of the solicitation of proxies will be borne by the Company. Expenses will also include reimbursements paid to brokerage firms and others for their reasonable expenses incurred in forwarding solicitation material regarding the meeting to beneficial owners of the Company’s common stock. The original solicitation of proxies will be by mail. In addition, some of the officers, directors and employees of the Company may solicit proxies personally or by telephone, facsimile or e-mail.

Messrs. Kirkland and Messina have advised the Company that they intend to vote all of their shares of Class A Common Stock in favor of the election of the seven nominees recommended by the Board of Directors and the appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm to audit the Company’s financial statements for 2007 and internal controls over financial reporting as of December 31, 2007. Such action by Messrs. Kirkland and Messina is sufficient to elect such directors and to appoint the independent registered public accounting firm without any action on the part of any other holder of common stock.

Voting at the Meeting

Only stockholders of record at the close of business on March 30, 2007 will be entitled to vote at the Annual Meeting or any adjournment or postponement thereof. The Company’s Restated Certificate of Incorporation (the “Certificate of Incorporation”) authorizes two classes of common stock, designated as Ordinary Common Stock and Class A Common Stock. Each share of Ordinary Common Stock entitles the record holder to one vote while each share of Class A Common Stock entitles the record holder to 98 votes on any action to be taken at the Annual Meeting, unless Delaware law provides otherwise. As of March 30, 2007, there were 8,020,544 shares of Ordinary Common Stock and 477,952 shares of Class A Common Stock outstanding. As of that date, all shares of Class A Common Stock were owned by Kyle R. Kirkland, Chairman of the Board, and Dana D. Messina, Chief Executive Officer of the Company, representing 85% of the combined voting power of the Class A Common Stock and Ordinary Common Stock. Neither the holders of the Ordinary Common Stock nor the holders of Class A Common Stock have cumulative voting rights. The stockholders of the Company have no dissenters or appraisal rights in connection with any of the items scheduled to be presented to the stockholders at the Annual Meeting.

Vote Required

The election of director nominees requires a plurality of the votes cast in person or by proxy at the Annual Meeting. Under Delaware law, the Certificate of Incorporation and the Company’s bylaws, shares as to which a stockholder abstains or withholds from voting on the election of directors and shares as to which a broker indicates that it does not have discretionary authority to vote (“broker non-votes”) on the election of directors will not be counted as voting thereon and, therefore, will not affect the election of the nominees receiving a plurality of the votes cast.

The ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the 2007 fiscal year requires the affirmative vote of the holders of at least a majority of the aggregate votes cast at the Annual Meeting. Under Delaware law, the Certificate of Incorporation and the Company’s bylaws, shares as to which a stockholder abstains or withholds from voting on the ratification of independent registered public accounting firms and broker non-votes have the same effect as a vote against such ratification.

ELECTION OF DIRECTORS

The Certificate of Incorporation fixes the number of directors at not less than three and not more than nine, with the exact number to be set by resolution of the Board of Directors. Except as set forth below, persons named as proxies may not vote for the election of any person to the office of director for which a bona fide nominee is not named in the Proxy Statement. All nominees have consented to serve as directors for the ensuing year and have previously served as directors of the Company. Although the Board of Directors does not contemplate that any of the nominees will be unable to serve, if any nominee withdraws or otherwise becomes unavailable to serve, the persons named in the enclosed proxy will vote for any substitute nominee designated by the Board of Directors.

Information Regarding the Nominees

Set forth below are the names, positions held, ages and brief accounts of the business experience for each of the persons to be nominated as a director by the Board of Directors at the Annual Meeting.

NOMINEES FOR DIRECTORS FOR TERMS EXPIRING IN 2008

Kyle R. Kirkland, Chairman of the Board and Director (age 44).   Mr. Kirkland has served as a director of the Company since 1993 and as Chairman of the Board since 1996. Mr. Kirkland has been a principal of Kirkland Messina, Inc., since 1994. From 1991 to 1994, Mr. Kirkland was a Senior Vice President of an investment bank where he was responsible for its private placement financing activities. From 1990 to 1991, Mr. Kirkland was employed by Canyon Partners as a Vice President. From 1988 to 1990, he was employed by an investment banking firm in its high yield bond department.

Dana D. Messina, Chief Executive Officer and Director (age 45).   Mr. Messina has served as a director of the Company since 1993 and as Chief Executive Officer since 1996. Mr. Messina has been a principal of Kirkland Messina, Inc., since 1994. From 1990 to 1994, Mr. Messina was a Senior Vice President of an investment bank where he was responsible for all of its corporate finance and merchant banking activities. From 1987 to 1990, he was employed by an investment banking firm in its high yield bond department.

Bruce A. Stevens, President, Steinway & Sons and Director (age 64).   Mr. Stevens has served as a director of the Company since 1995. He has served as President of Steinway & Sons, an indirect wholly owned subsidiary of the Company, since 1985 when Steinway & Sons was acquired from Columbia

Broadcasting System television network. Prior to that, he was employed by the Polaroid Corporation for 18 years, where he held various positions including Director of Marketing for all of Polaroid’s international business. He has served on numerous industry and music education committees. Mr. Stevens serves as a Director of Collectors Universe, Inc.

John M. Stoner, Jr., President, Conn-Selmer and Director (age 54).   Mr. Stoner became a director of the Company in 2002. He was appointed as President of Conn-Selmer, Inc. (“Conn-Selmer”), a wholly owned subsidiary of the Company in 2002. Prior to that, Mr. Stoner spent 25 years with True Temper, Inc., a manufacturer of non-powered lawn and garden tools, where he held various positions of increasing responsibility. In 1995, he was appointed as True Temper’s President and in 1999, after the acquisition of True Temper, became the President and CEO of Ames True Temper.

A. Clinton Allen, Director (age 63).   Mr. Allen has served as a director of the Company since 1999 and became lead director in 2003. Currently, Mr. Allen is a director of Brooks Automation , Avantair, Inc. and LKQ Corporation. He also serves as director and non-executive chairman for Collectors Universe, Inc. Mr. Allen provided original financing for Blockbuster Entertainment Corporation, was a founding director and served on the board until the company was acquired by Viacom/Paramount in September of 1994.

Rudolph K. Kluiber, Director (age 47).   Mr. Kluiber has served as a director of the Company since 2001. Presently, Mr. Kluiber is the Managing Director of GRT Capital Partners (“GRT”), an investment management firm located in Boston, Massachusetts. Prior to forming GRT, Mr. Kluiber served as Senior Vice President and Portfolio Manager for State Street Research & Management Company (“State Street”) since 1997, where he ran the State Street Aurora Fund and managed the Small-Cap Value effort.

Peter McMillan, Director (age 49).   Mr. McMillan has served as a director of the Company since 1996. Currently, Mr. McMillan is the Managing Partner of Willow Brook Capital Group, LLC (“WBCG”), an asset management company based in Los Angeles, California. Prior to forming WBCG, Mr. McMillan was employed by SunAmerica Investments, Inc., a wholly owned subsidiary of American International Group, Inc., where he served as Executive Vice President and Chief Investment Officer. As Chief Investment Officer, Mr. McMillan had overall investment management responsibility for SunAmerica’s asset portfolio. Mr. McMillan joined SunAmerica Investments, Inc. in 1989 after managing the fixed-income portfolio for Aetna Life Insurance and Annuity Company. Mr. McMillan is a director of KBS Real Estate Investment Trust, Inc.

Each director of the Company is elected for a period of one year and serves until his successor is duly elected and qualified. For information regarding the beneficial ownership of Ordinary Common Stock and Class A Common Stock by each nominee, see “Principal Stockholders.”

Meetings of the Board of Directors

The Company has determined that it is a controlled company, as defined by the rules and regulations of the New York Stock Exchange (the “NYSE”), based on the fact that Messrs. Kirkland and Messina own over 85% of the combined voting power of the Class A Common Stock and Ordinary Common Stock. The Company has chosen to take advantage of the controlled company exemptions to Sections 303A.01, .04 and .05 of the NYSE’s Listed Company Manual (the “Manual”). Accordingly, the Board of Directors need not be, nor is it, comprised of a majority of independent directors. The Board has determined that Messrs. Allen, Kluiber and McMillan are all independent according to applicable rules of the Securities and Exchange Commission (the “SEC”) and the listing standards of the NYSE. The Board made this determination after discussions with the directors and a review of their responses to questions regarding employment and transaction history, affiliations, and family and other relationships. Mr. Allen has been elected Lead Director. The Board of Directors met on five separate occasions and took action by unanimous written consent three times during 2006. Non-management directors’ meetings are held regularly throughout the year and Mr. Allen, as Lead Director, presides over these formal meetings of non-management directors. Non-management directors met twice during 2006. Shareholders can communicate with Mr. Allen at the Company’s annual meeting of stockholders or as described below under the caption “Communications with Stockholders of the Company.” In addition to the meetings of the full Board and meetings of non-management directors, directors also took action through Board committees. The Board of Directors has standing Audit, Compensation and Option Committees. None of the members of the Board of Directors participated in less than 75% of the meetings held by the Board of Directors or of the total number of meetings held by all committees of the Board of Directors on which various members served during the year ended December 31, 2006. While the Company does not have a policy requiring the members of the Board of Directors to attend its annual meetings of stockholders, several of its directors do attend the annual meeting. Messrs. Kirkland, Messina, Stevens, Stoner, Allen and Kluiber attended last year’s annual meeting. The current members of each of the Board of Directors’ committees are listed below.

The Audit Committee

The current members of the Audit Committee are Chairman Kluiber and Messrs. Allen and McMillan, each of whom is an “independent director” as defined by the NYSE’s listing standards. The Board has determined that Mr. McMillan is an “audit committee financial expert” as defined in the applicable regulations of the SEC. In addition to the relevant experience of Mr. McMillan disclosed above under the caption “Nominees for Directors for Terms Expiring in 2008,” Mr. McMillan has an MBA in Finance from Wharton School of Business. The Board deemed Mr. McMillan’s experience of over twenty years in the investment business, including analysis of financial statements, review of outside auditors’ and management letters and involvement with analysts, rating agencies, auditors and management with respect to quarterly earnings, reserve issues and other accounting matters, as relevant to his financial expert qualifications. The Audit Committee assists the Board of Directors in fulfilling its responsibilities for oversight of the quality and integrity of the accounting, auditing, and financial reporting practices and controls of the Company. The Audit Committee met ten times and took action by unanimous written consent once during 2006. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is available on the Company’s website at www.steinwaymusical.com.

The Compensation Committee

The current members of the Compensation Committee are Chairman Allen and Messrs. Kluiber and McMillan. The Compensation Committee sets the compensation for the executive officers of the Company and evaluates and administers the Company’s compensation programs. The Compensation Committee met three times and took action by unanimous written consent once during 2006. The Company is exempt from Section 303A.05 of the Manual and therefore, need not adopt, nor has it adopted, a charter for the Compensation Committee.

The Option Committee

The current members of the Option Committee are Chairman Allen and Messrs. Kluiber and McMillan. The Option Committee is responsible for administering the Steinway Musical Instruments, Inc. Amended and Restated 2006 Stock Plan and 2006 Employee Stock Purchase Plan. The Option Committee met twice and took action by unanimous written consent twice during 2006.

Director Nominations and Nominating Process

Since the Company is a controlled company, as defined in the Manual, and is therefore exempt from Section 303A.04 of the Manual, it does not have a standing Nominations Committee. The entire Board of Directors—Messrs. Kirkland, Messina, Stevens, Stoner, Allen, Kluiber and McMillan—participate in the consideration of director nominees. As controlling shareholders, Messrs. Kirkland and Messina put forth recommendations which are then considered and acted upon by the full Board of Directors.

The Board of Directors does not have a policy with regard to the consideration of any director candidate recommended by a stockholder of the Company. The Board of Directors has determined that, as a controlled company, it is unnecessary to have such a policy. However, the Board will consider any director candidate recommended by a stockholder of the Company when such recommendation is submitted in accordance with the Company’s bylaws, the procedures described in this Proxy Statement under the caption “Stockholder Proposals,” and the applicable rules of the SEC.

The Board of Directors has identified certain qualifications that a director nominee must possess before the Board recommends the nominee for a position on the Board of Directors. The Board believes that director nominees should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the stockholders of the Company. In addition, Board candidates are considered based upon other various criteria, such as broad-based business skills and experiences, as well as a global business and social perspective. The Board of Directors evaluates such director nominees based on the qualifications described above.

Corporate Governance

The Company has adopted a written Code of Ethics and Professional Conduct to provide guidance to its directors, officers and employees on matters of business ethics and conduct, including compliance standards, business conduct, conflicts of interest, and identification, reporting, and resolution of issues. The Company has posted this Code, along with its Corporate Governance Guidelines and Audit Committee Charter, on its website at www.steinwaymusical.com. This information will be made available in print free of charge to any stockholder who requests it by contacting the Corporate Communications Department at Steinway Musical Instruments, Inc., 800 South Street, Suite 305, Waltham, Massachusetts 02453, (781) 894-9770 or at ir@steinwaymusical.com.

Communications with Stockholders of the Company

Stockholders have the opportunity to communicate with the members of the Board of Directors at the Annual Meeting of Stockholders. In addition to attending the Annual Meeting of Stockholders, non-management directors as a group have instructed the Company that interested parties can also communicate directly with the Lead Director, or with the non-management directors as a group, by mail addressed to the Lead Director at the Company’s headquarters in Waltham, Massachusetts or by e-mail at smileaddirector@steinwaymusical.com. The Company’s website has a section, “Contact Lead Director,” that reflects such communication methods. The Company’s website also has a section, “Contact Audit Committee.”

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION
OF EACH OF THE NOMINEES NAMED ABOVE.

Unless a contrary indication is made on the enclosed proxy card, it is the intention of the persons named in the enclosed form of proxy to vote FOR the election of each director.

MANAGEMENT

Executive Officers and Directors of the Company

Set forth below are the names, ages, positions held and brief accounts of the business experience for each executive officer, division president and director of the Company.

Name	Age	Position
Kyle R. Kirkland	44	Chairman of the Board and Director
Dana D. Messina	45	Chief Executive Officer and Director
Dennis M. Hanson	52	Senior Executive Vice President
Bruce A. Stevens	64	President, Steinway & Sons and Director
John M. Stoner, Jr.	54	President, Conn-Selmer and Director
Thomas Kurrer	58	Managing Director, Steinway & Sons-Germany
A. Clinton Allen	63	Director
Rudolph K. Kluiber	47	Director
Peter McMillan	49	Director

For biographical information concerning Kyle R. Kirkland, Dana D. Messina, Bruce A. Stevens, John M. Stoner, Jr., A. Clinton Allen, Rudolph K. Kluiber and Peter McMillan, see “Nominees for Directors for Terms Expiring in 2008.”

Dennis M. Hanson, Senior Executive Vice President. Mr. Hanson serves as the Company’s Chief Financial Officer, General Counsel and Assistant Secretary. Mr. Hanson started his career in public accounting at Haskins and Sells in 1976. In 1980, he joined Computervision Corporation, where he held various financial positions including Vice President of Audit. He joined Steinway in 1988 as Vice President of Finance and assumed duties as General Counsel in 1993.

Thomas Kurrer, Managing Director, Steinway & Sons-Germany. Mr. Kurrer joined the Company in 1989 as Managing Director of Steinway-Germany and undertook responsibility for Steinway & Sons’ operations outside the Americas. Mr. Kurrer was employed by the German-American Chamber of Commerce in New York from 1976 to 1978. Between 1978 and 1989, he held various positions of increasing responsibility with the Otto Wolff-Group, a conglomerate of steel and machinery equipment companies. Mr. Kurrer’s last position with the Otto Wolff-Group was Managing Director of Wirth GmbH.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

The Compensation Committee of the Board of Directors is responsible for establishing, implementing and monitoring adherence to the Company’s compensation philosophy. The Compensation Committee ensures that the total compensation for executive officers is fair, reasonable and competitive. The current members of the Compensation Committee are Chairman Allen and Messrs. Kluiber and McMillan, each of whom is an “independent director” as defined by the NYSE’s listing standards.

Compensation Philosophy and Objectives

The objectives of the Company’s executive compensation program are to (a) attract and retain highly qualified individuals,   (b) recognize individual, business segment, and Company performance and behavior consistent with the Company’s values, and (c) create significant stock ownership by senior managers in order to align their financial interests with the long-term interests of the Company’s stockholders. To achieve these objectives, the Compensation Committee believes that variable compensation paid to executive officers, such as bonuses, should be closely linked to the achievement of annual and long-term performance goals. The Compensation Committee designs compensation packages  based upon Company, business segment, and individual performance that reward and motivate the Company’s executive officers to achieve strategic business objectives and to continue to perform at the highest levels. In keeping with the Company’s executive compensation philosophy and objectives, a significant portion of the total compensation awarded to executive officers is performance-based and equity-based.

In order to achieve its objectives, the principal elements of the Company’s compensation program for its executive officers are annual salary, cash bonuses, and long-term incentive awards. Long-term incentive compensation consists of stock options.

Setting Executive Compensation

The Compensation Committee is responsible for determining the compensation of the Chairman, CEO and other executive officers. The Compensation Committee evaluates and makes determinations annually concerning each executive officer’s base salary, short-term incentive compensation and long-term incentive compensation. Compensation decisions are made based on each executive officer’s past performance as well as expectations of future performance, and with a view to ensuring that each officer’s total compensation is competitive and reasonable.  In evaluating the performance and expectations for future performance of each executive officer (other than Messrs. Kirkland and Messina, the Company’s Chairman and CEO, respectively), the Compensation Committee takes into consideration the recommendation of Mr. Messina and of each officer’s other senior management colleagues.

The Compensation Committee’s decisions on compensation for the Company’s executive officers are based primarily upon the Compensation Committee’s assessment of each individual’s performance supplemented by input from outside professional consultants. To reach decisions on compensation for Messrs. Kirkland and Messina, the Compensation Committee examines several additional factors, such as the Company’s performance and relative stockholder return, the value of similar incentive awards to CEOs at comparable public companies, and the awards given to the Chairman and CEO in prior years. The Compensation Committee relies upon judgment and not upon rigid guidelines or formulas in determining the amount and mix of compensation elements for each executive officer. Factors affecting this judgment include performance compared to strategic goals established for the individual and the Company at the beginning of the year, the nature and scope of the executive’s responsibilities, and effectiveness in leading initiatives to achieve corporate goals. In 2002 the Compensation Committee engaged a third-party independent consulting firm to benchmark the overall competitiveness and reasonableness of each executive officer’s compensation. The consultant’s report not only addressed each executive officer’s then current compensation but also addressed future increases to enable the Committee to continue to utilize it on a go forward basis.

2006 Executive Compensation Components

For the fiscal year ended December 31, 2006, the principal elements of compensation for named executive officers were:

•       Base salary

•       Performance-based incentive compensation

•       Long-term incentive compensation

•       Retirement and other benefits

•       Perquisites and other personal benefits

Base Salary

Base salaries are set at competitive levels, with reference to the level of responsibilities, experience and geographic market conditions. Annual salary adjustments are determined by reference to the Company’s and the individual’s performance, as well as general marketplace conditions, including comparative information from similar industries.

Performance-based Incentive Compensation

Performance bonuses are awarded to the Chairman, CEO and other senior executive officers in accordance with the Company’s or relevant business segment’s bonus plan and individual performance with respect to each individual’s goals and objectives, as determined by the Compensation Committee. Under the applicable plan, participants are assigned a target bonus for the plan year that is a percentage of their base salary. Bonus payouts under the plan for the participants are based on whether the Company or relevant business segment meets or exceeds pre-established performance levels. The primary measure of performance is based on a return on assets percentage, which is calculated using EBITDA (earnings before net interest expense, income tax expense, depreciation and amortization), as adjusted, divided by assets employed, as defined. In addition to this formula, the Compensation Committee considers each individual’s performance during the year and adjusts the bonus payment as appropriate. The Compensation Committee then makes an overall assessment and judgment about each executive officer’s performance and considers prior year awards, internal equity, and the overall market competitiveness of each officer’s total cash and total compensation to determine the amount of the incentive bonus award. Generally, an executive’s target bonus is 25% to 35% of base salary, based on this criteria. A higher percentage can be achieved should the performance of the business segment or Company exceed the pre-established performance levels. However, a maximum award payable is set at 250% of target to minimize risk associated with overly excessive variable compensation. In addition, the Compensation Committee has the discretion to grant bonuses during the year upon the achievement of major accomplishments that have or will have a significant positive impact on the Company and its operations.

Long-term Incentive Compensation

The Company awards stock options to align the interests of its executives with the interests of the Company’s stockholders by having the realizable value depend on an increase in the Company’s stock price. The Compensation Committee believes this motivates the Company’s executive officers to return value to stockholders through future appreciation of the Company’s stock price. The options provide a long-term incentive because they vest over a period of time and remain outstanding for ten years, encouraging executive officers to focus energies on long-term corporate performance. The vesting requirements are designed to encourage retention of the Company’s officers. In determining grants of stock options, the Compensation Committee takes into account an executive officer’s position, scope of responsibility, performance, ability to affect profits and stockholder value, and value of stock options in relation to other elements of compensation. The Compensation Committee also considers prior equity awards made to the executive officer, internal equity and competitive market data. The Compensation Committee, after considering the recommendations of Mr. Messina, established a pool of shares issuable to all eligible employees pursuant to the long-term incentive compensation program and then allocated shares from the pool to executive officers based upon individual performance, potential, and leadership capability.

Retirement and Other Benefits

Executive officers are eligible to participate in all of the Company’s employee benefit plans (except the Company’s Employee Stock Purchase Plan), such as medical, dental and the insurance plans, including a 401(k) plan with Company matching contribution or profit sharing, in each case on the same basis as other employees. Messrs. Hanson, Stevens and Kurrer participate in the Company’s Pension Plan as described in the Pension Benefits section below.

The Company maintains a non-qualified supplemental executive retirement plan (“SERP”) for certain key employees. The Company, in its sole and absolute discretion, may make an annual SERP contribution on behalf of the eligible participants. Total contributions and earnings therein are then payable in the form of fifteen substantially equal yearly installments beginning when the participant reaches age 65. Participants become fully vested upon the completion of five years of service. As of December 31, 2006, all executive officers except Mr. Stoner were fully vested in the SERP.

Perquisites and Other Personal Benefits

The Company provides executive officers with perquisites and other personal benefits that the Compensation Committee believes are reasonable and consistent with the Company’s overall compensation program to better enable the Company to attract and retain superior employees for key positions. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to the executive officers, details of which are set forth in footnote 1 of the Summary Compensation Table below. Attributed costs of the personal benefits for the executive officers for the fiscal year ended December 31, 2006 are included in the “All Other Compensation” column of the Summary Compensation Table below.

Summary

After review of the Company’s existing program and relative data for comparable positions in similar industries, the Compensation Committee believes that the total compensation program for the Company’s executives is competitive with the compensation programs provided by other corporations with which the Company competes for management talent. The Compensation Committee also believes that the annual bonuses provide opportunities to the Company’s executive officers that are consistent with the returns that are generated on behalf of the Company’s stockholders.

Tax and Accounting Implications

Section 162(m) of the Internal Revenue Code (the “Code”) prevents publicly traded companies from receiving a tax deduction on compensation paid to proxy-named executive officers in excess of $1 million annually. This limitation does not apply to compensation that qualifies as “performance-based compensation” under the Code. The Compensation Committee believes at the present time that it is highly unlikely that the compensation paid to any executive officer will exceed $1 million in any fiscal year. In addition, based on the Company’s current compensation philosophy and performance-based bonus formula, it does not anticipate that the limitation would have a material effect on the Company.

EXECUTIVE COMPENSATION

The following table sets forth the annual compensation paid and accrued by the Company for services rendered during the fiscal year ended December 31, 2006, to the Company’s Chairman of the Board and the Chief Executive Officer, the most highly compensated executive officers of the Company and the Managing Director of Steinway-Germany, all of whom were serving at the end of the last completed fiscal year (each a “Named Executive Officer”).

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)		All Other Compensation ($)(1)	Total
Kyle R. Kirkland	2006	$335,000	—		—		$28,660	$363,660
Chairman of the Board
Dana D. Messina	2006	$335,000	$84,000	(2)	—		$28,660	$447,660
Chief Executive Officer
Dennis M. Hanson	2006	$335,000	$115,000	(3)	—		$52,760	$502,760
Senior Executive Vice President
Bruce A. Stevens	2006	$470,000	$120,000		—		$96,760	$686,760
President, Steinway
Thomas Kurrer(4)	2006	$318,700	$214,000		$33,300	(5)	—	$566,000
Managing Director, Steinway-Germany
John M. Stoner, Jr.	2006	$350,000	$50,000		—		$40,052	$440,052
President, Conn-Selmer

(1)          The Company provided the Named Executive Officers with certain health, medical and other non-cash benefits generally available to all salaried employees and not included in “All Other Compensation” pursuant to SEC rules. The table below presents the components of “All Other Compensation” for 2006.

	Company 401(k) Plan Contributions	Company SERP Contributions	Life Insurance Premium	Perquisites and Other Personal Benefits(a)
Kyle R. Kirkland	$11,500	$16,500	$660	—
Dana D. Messina	$11,500	$16,500	$660	—
Dennis M. Hanson	$11,500	$24,400	$3,360	$13,500	(b)
Bruce A. Stevens	$11,500	$55,800	$6,960	$22,500	(c)
John M. Stoner, Jr.	$11,500	$28,000	$552	—

(a)          The Company provides certain perquisites and other benefits to its executive officers, including personal use of an automobile and piano, medical reimbursements and club membership dues. The aggregate amount of perquisites and benefits for each Named Executive Officer is included below unless such amount did not exceed $10,000.

(b)         Includes $9,900 for personal use of a Company-leased automobile and $3,600 for use of a piano from the Steinway & Sons Concert and Artist piano bank (the value for such use is based on the annual rental fee the Company receives from dealers for similar pianos).

(c)          Includes $5,700 for personal use of a Company-leased automobile, $3,600 for use of a piano from the Steinway & Sons Concert and Artist piano bank, and $13,200 for club membership dues.

(2)          Represents a bonus earned in connection with the Company’s corporate restructuring and bond offering in 2006.

(3)          Includes a bonus of $65,000 earned in connection with the Company’s corporate restructuring and bond offering in 2006.

(4)          Mr. Kurrer’s compensation information contained in this statement has been converted from euro to U.S. dollars based upon average foreign exchange rates for the years presented.

(5)          This amount reflects the actuarial increase in the present value of Mr. Kurrer’s pension plan established by the Company based on the assumptions used in the Company’s financial statements.

Grants of Plan-based Awards

There were no options granted to the Named Executive Officers during the year ended December 31, 2006.

Employment Contracts

On October 17, 2002, Conn-Selmer entered into an Employment Agreement with John M. Stoner, Jr. The agreement provides that Mr. Stoner will serve as President and Chief Executive Officer of Conn-Selmer in consideration of an annual base salary of $310,000, which may be increased following the end of each year of service. In addition to a base salary, Mr. Stoner is eligible to receive bonuses and certain other employment benefits. Mr. Stoner’s agreement provides that, in certain circumstances, Conn-Selmer is obligated to pay his base salary and continue his benefits for up to a period of 12 months upon the termination of his employment.

In January 1999, the Company entered into Employment Agreements with Kyle R. Kirkland and Dana D. Messina, which provide that until December 31, 2006, unless earlier terminated in accordance with its terms, they will serve, respectively, as Chairman and Chief Executive Officer of the Company. Each of these Employment Agreements has been renewed and extended for another year. In addition to a base salary, each may be entitled to receive bonuses and certain other employment benefits each determined annually by the Board of Directors in its discretion. Each of Mr. Kirkland and Mr. Messina’s agreements provide that in the event the Company does not offer to renew such agreement, the Company is obligated to pay a lump sum of five years salary or $1,700,000 each to Mr. Kirkland and Mr. Messina.

In July 1996, the Company entered into Non-compete Agreements with Bruce A. Stevens and Dennis M. Hanson. The Non-compete Agreements remain in effect for a period of ten years and bar the individual parties thereto from competing with the Company in any geographic region in which the Company then conducts business. Additionally, provided that the individual party thereto refrains from engaging in certain restricted sales of Ordinary Common Stock, each Non-compete Agreement commits the Company to renew the individual party’s employment agreement described below for successive one-year periods over the life of the Non-compete Agreement.

On May 1, 1995, Steinway entered into an Employment Agreement with Bruce A. Stevens. The agreement provides that Mr. Stevens will serve as President of Steinway in consideration of an annual base salary, which may be increased following the end of each year of service. In addition to a base salary,

Mr. Stevens is eligible to receive bonuses and certain other employment benefits. Mr. Stevens’ agreement provides that, in certain circumstances, the Company is obligated to pay up to $340,000, plus the salary for the remainder of his term, to Mr. Stevens upon termination of his employment. This Agreement was subsequently assigned from Steinway to the Company and thereafter amended to automatically renew on an annual basis unless affirmatively terminated.

On May 1, 1995, Steinway entered into an Employment Agreement with Dennis M. Hanson. The agreement provides that Mr. Hanson will serve as Chief Financial Officer and Secretary in consideration of an annual base salary, which may be increased following the end of each year of service. In addition to a base salary, Mr. Hanson is eligible to receive bonuses and certain other employment benefits. Mr. Hanson’s agreement provides that, in certain circumstances, the Company is obligated to pay up to $210,000, plus the salary for the remainder of his term, to Mr. Hanson upon termination of his employment. This Agreement was subsequently assigned from Steinway to the Company and thereafter amended to automatically renew on an annual basis unless affirmatively terminated.

As of May 8, 1989, Steinway entered into an Employment Agreement with Thomas Kurrer. The Agreement provides that Mr. Kurrer will serve as Managing Director of Steinway’s German operations in consideration of an annual base salary, which may be increased following the end of each year of service. In addition to a base salary, Mr. Kurrer is eligible to receive bonuses and certain employment benefits. The agreement automatically renews every three years unless at least 12 months notice is given by either party.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Kyle R. Kirkland	9,000	—	$18.84	3/16/2010
	32,000	8,000	$19.04	8/8/2012
	6,000	4,000	$22.67	12/19/2013
Dana D. Messina	9,000	—	$18.84	3/16/2010
	32,000	8,000	$19.04	8/8/2012
	18,000	12,000	$22.67	12/19/2013
Dennis M. Hanson	5,000	—	$20.75	2/12/2009
	3,700	—	$18.84	3/16/2010
	23,500	6,000	$19.04	8/8/2012
	15,000	10,000	$22.67	12/19/2013
Bruce A. Stevens	9,000	—	$18.84	3/16/2010
	16,000	4,000	$19.04	8/8/2012
	6,000	4,000	$22.67	12/19/2013
Thomas Kurrer	4,500	—	$18.84	3/16/2010
	8,000	2,000	$19.04	8/8/2012
John M. Stoner, Jr.	32,000	8,000	$18.55	11/11/2012
	18,000	12,000	$22.67	12/19/2013

Option Exercises and Stock Vested

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Kyle R. Kirkland	37,023	$438,685
Dana D. Messina	70,750	$838,318
Dennis M. Hanson	4,300	$31,188
Bruce A. Stevens	33,000	$391,017
Thomas Kurrer	13,500	$159,960
John M. Stoner, Jr	—	—

Pension Benefits

		Number	Present
		of Years	Value of
		Credited	Accumulated
	Plan	Service	Benefit
Name	Name	(#)	($)(1)
Dennis M. Hanson	Steinway Musical Instruments, Inc. Pension Plan	15	$78,000
Bruce A. Stevens	Steinway Musical Instruments, Inc. Pension Plan	18	$293,000
Thomas Kurrer	Steinway & Sons (Germany) Pension Plan	17	$1,061,000

(1)          The amount shown reflects the actuarial present value based on assumptions used in the Company’s financial statements.

The Company maintains an overall pension plan which includes separate plans for each of its major divisions. The benefit formula in the Steinway & Sons division domestic plan was frozen as of December 31, 2003. The accrued benefit will be a monthly benefit amount payable in the life annuity form. Mr. Stevens has eighteen years of service under the plan with an estimated annual benefit of $30,112. Mr. Hanson has fifteen years of service under the plan with an estimated annual benefit of $15,639. These amounts are based on the pension being paid during the participant’s lifetime and would be reduced on an actuarially equivalent basis in the event of a survivor benefit or other optional form of payment.

Mr. Kurrer is entitled to benefits under the Steinway & Sons division foreign pension plan. Based on the formula and his eighteen years of credited service, his estimated annual benefit would be $108,700. At age 63 Mr. Kurrer would receive 36.5% of his annual base income earned in the year prior to retirement. Assuming a 3% increase in annual salary, the estimated annual benefit at age 63 would be $135,800. The figures presented have been converted from euro to U.S. dollars based on 2006 average currency exchange rates.

Nonqualified Deferred Compensation

Name	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)	Aggregate Balance at Last FYE ($)
Kyle R. Kirkland	$16,500	$16,500	$132,400
Dana D. Messina	$16,500	$16,500	$132,400
Dennis M. Hanson	$24,400	$31,100	$245,700
Bruce A. Stevens	$55,800	$88,700	$680,500
John M. Stoner, Jr	$28,000	$9,300	$93,700

(1)          This amount is reflected in “All Other Compensation” for each executive in the Summary Compensation Table above.

The Company maintains a non-qualified supplemental executive retirement plan, or SERP, for certain key employees. The Company, in its sole and absolute discretion, may make an annual SERP contribution on behalf of the eligible participants. Total contributions and earnings therein are then payable in the form of fifteen substantially equal yearly installments beginning at age 65. Participants become fully vested upon the completion of five years of service. As of December 31, 2006, all executive officers participating in the SERP except Mr. Stoner were fully vested.

Potential Payments Upon Termination or Change-In-Control

Each of Mr. Kirkland’s and Mr. Messina’s employment agreements provides the following benefits upon termination or non-renewal:

•       In the event of termination for cause, the only obligation of the Company shall be to allow the executive to participate in any Company health and medical plans at the executive’s sole cost.

•       In the event of termination caused by death or permanent disability the Company shall continue benefits and pay the executive or his estate his salary for a period of six months.

•       In the event the Company does not offer to renew the executive’s agreement, the Company shall pay a lump sum of five years salary or $1,700,000 to the executive.

Mr. Hanson’s employment agreement provides the following benefits upon termination or non-renewal:

•       In the event of termination for cause, the only obligation of the Company shall be to allow Mr. Hanson to participate in any health and medical plans at his sole cost.

•       In the event of termination without cause, the Company shall pay Mr. Hanson a lump sum payment equal to (i) his salary for the balance of the term of his agreement and (ii) $210,000.

•       In the event of termination caused by death or permanent disability the Company shall continue benefits and pay Mr. Hanson or his estate his salary for a period of six months.

•       In the event the Company does not renew Mr. Hanson’s agreement, the Company shall pay Mr. Hanson a lump sum of not less than $210,000.

•       If all or substantially all of the Company’s voting stock or assets is sold the Company shall pay Mr. Hanson a lump sum of $210,000 plus his salary for the balance of the term of his Agreement.

Mr. Stevens’ employment agreement provides the following benefits upon termination or non-renewal:

•       In the event of termination for cause, the only obligation of the Company shall be to allow Mr. Stevens to participate in any health and medical plans at his sole cost.

•       In the event of termination without cause, the Company shall pay Mr. Stevens a lump sum payment equal to (i) his salary for the balance of the term of his agreement and (ii) $340,000.

•       In the event of termination caused by death or permanent disability the Company shall continue benefits and pay Mr. Stevens or his estate his salary for a period of six months.

•       In the event the Company does not renew Mr. Stevens agreement, the Company shall pay Mr. Stevens a lump sum of not less than $340,000.

•       If all or substantially all of the Company’s voting stock or assets is sold the Company shall pay Mr. Stevens a lump sum of $340,000 plus his salary for the balance of the term of his Agreement.

Mr. Stoner’s employment agreement provides the following benefits upon termination or non-renewal:

•       In the event of termination for cause, the only obligation of the Company shall be to allow Mr. Stoner to participate in any health and medical plans at his sole cost.

•       In the event of termination without cause, the Company as severance shall continue to pay Mr. Stoner his base salary for a period of 12 months and shall provide Mr. Stoner with a leased vehicle for a period of three months and continue all health and medical benefits for a period of 12 months.

•       In the event of termination caused by death or permanent disability the Company shall continue benefits and pay Mr. Stoner or his estate his salary for a period of six months.

In addition, upon a change of control, Mr. Stoner would become fully vested in the Company’s SERP which has an aggregate balance as of December 31, 2006 of $93,700.

Mr. Kurrer’s employment agreement provides the following benefits upon termination or non-renewal:

•       In the event of termination caused by death or permanent disability the Company shall continue benefits and pay Mr. Kurrer or his estate his salary for a period of six months.

Compensation of Directors

As compensation for services rendered during the fiscal year ended December 31, 2006 as a director of the Company, Messrs. Kluiber and McMillan are each paid an annual retainer fee of $17,500 and Mr. Allen, as Lead Director, is paid an annual retainer fee of $22,500. In addition, they receive $10,000 for serving on the Audit Committee, $5,000 for every additional Committee and $1,000 for each meeting attended. Messrs. Kirkland, Messina, Stevens and Stoner are employees of the Company and do not receive additional compensation in their role as Directors.

Director Compensation

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
A. Clinton Allen	$58,500	—	—	$58,500
Rudolph Kluiber	$59,500	—	—	$59,500
Peter McMillan	$59,500	—	—	$59,500

Compensation Committee Interlocks and Insider Participation

No interlocking relationships exist between the members of the Compensation Committee or the Board of Directors and the members of any other company’s compensation committee or board of directors.

Related Party Transaction

The Company has adopted a written Related Party Transaction Policy. A related party transaction is a transaction between the Company and any related party other than transactions available to all employees generally, or transactions involving less than $5,000 when aggregated with all similar transactions. Under the policy, any related party transaction must be approved by the Audit Committee in accordance with the guidelines set forth in the policy and must be comparable on terms to those that could be obtained in arm’s length dealings with an unrelated third party. At each calendar year’s first regularly scheduled Audit Committee meeting, management recommends related party transactions to be entered into by the Company for that calendar year, including the proposed aggregate value of such transactions if applicable.

In fiscal 2006, the Company reimbursed Kirkland Messina, LLC, a limited liability corporation controlled by Messrs. Kirkland and Messina, a total of $112,980 for expenses including, but not limited to, airfare, hotel, auto, meals, postage and telephone. In addition, the Company paid annual rent of $85,858 to Kirkland Messina, LLC for office space the Company uses in Los Angeles, California.

Legal Proceedings Involving Directors, Officers, Affiliates or Beneficial Owners

No director, officer, affiliate or beneficial owner of the Company, or any associate thereof, is a party adverse to the Company or any of its subsidiaries in any lawsuit nor has a material adverse interest thereto.

In September of 2001, Kyle R. Kirkland entered into a settlement agreement with the SEC, without admitting or denying any finding or liability. The matter was unrelated to the Company or Mr. Kirkland’s position with the Company.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K, which appears elsewhere in the proxy statement, with management of the Company. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s proxy statement.

COMPENSATION COMMITTEE:
A. Clinton Allen, Chairman Rudolph K. Kluiber, Member Peter McMillan, Member

REPORT OF THE AUDIT COMMITTEE(1)

The current members of the Audit Committee (the “Committee”) are Chairman Kluiber and Messrs. McMillan and Allen, each of whom is an “independent director” as defined by the NYSE listing standards. The Committee operates pursuant to a written charter that meets SEC and NYSE listing standards and adheres to a Code of Ethics and Professional Conduct. The Committee assists the Board of Directors (the “Board”) in fulfilling its responsibilities for the oversight of the quality and integrity of the accounting, internal auditing, auditing and financial reporting practices and controls of the Company.

In discharging its oversight responsibility of the audit process, the Committee obtained from the Company’s independent registered public accounting firm, Deloitte & Touche LLP (“Deloitte & Touche”), a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1 (Independent Discussion with Audit Committee). The Committee also discussed with the auditors any relationships, including engagements with any subsidiaries, that may impact their objectivity and independence. The Committee also considered the compatibility of audit-related services, tax-services and other non-audit services, and their level and nature of fees, with the auditors’ independence. Based on the foregoing, the Committee has satisfied itself as to the auditors’ independence.

The Committee also discussed with management and Deloitte & Touche the quality and adequacy of the Company’s internal controls, internal audit function and compliance with Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”). The Committee reviewed with Deloitte & Touche their audit plans, audit scope and identification of audit risks.

The Committee also met with PricewaterhouseCoopers to discuss and review their activities associated with the Company’s internal audit function including assistance with the Company’s Section 404 Certification and a report on the Company’s risk management process.

The Committee reviewed its charter and the Company’s Disclosure Policy. In addition, the Committee insured the Company’s Code of Ethics complied with regulations and that the Company complied with the NYSE’s listing standards, the Sarbanes-Oxley Act, Regulation G and other rules, regulations and laws. The Committee also reviewed and approved all related party transactions.

The Committee discussed and reviewed with Deloitte & Touche all communications required by generally accepted auditing standards and SEC regulations, including those described in Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees) and, with and without management present, discussed and reviewed the results of Deloitte & Touche’s examination of the financial statements and internal control over financial reporting.

All services to be performed for the Company by Deloitte & Touche must be pre-approved by the Audit Committee or a designated member of the Audit committee pursuant to the Committee’s Pre-Approval Policies and Procedures. The Audit Committee’s pre-approval policy prohibits the Company from engaging Deloitte & Touche for any non-audit or audit-related services other than the following tax-related services: tax return preparation and review; advice on income tax, tax accounting, sales/use tax, excise tax and other miscellaneous tax matters; tax advice and implementation assistance on restructurings, mergers and acquisition matters and other tax strategies. Deloitte & Touche has not provided any professional services related to financial systems design and implementation, bookkeeping or internal audit services.

(1)          Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933 or the Exchange Act, the Report of the Audit Committee shall not be incorporated by reference in any such filings.

The aggregate fees billed to the Company by Deloitte & Touche and member firms of Deloitte Touche Tohmatsu for professional services for fiscal 2006 and 2005 were as follows:

Audit Fees

The aggregate fees billed for the audit of the Company’s annual financial statements and attestation services related to the report on internal controls in accordance with Section 404 reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q, services related to comfort letters and consultations regarding accounting and financial reporting were $2,194,397 and $1,799,873 for the fiscal years ended December 31, 2006 and 2005, respectively.

Audit-Related Fees

The aggregate fees billed for audit-related services for the fiscal years ended December 31, 2006 and 2005 were $42,000 and $47,443, respectively. These fees relate to due diligence services and Section 404 readiness services.

Tax Fees

The aggregate fees billed for tax services for the fiscal years ended December 31, 2006 and 2005 were $339,478 and $194,069, respectively. These fees relate to the preparation of tax returns and general advice relating to tax planning and compliance.

All Other Fees

There were no other fees for the fiscal years ended December 31, 2006 and 2005.

The Committee has considered the level and nature of non-audit services provided by Deloitte & Touche in its deliberation of auditor independence.

The Committee reviewed the audited consolidated financial statements of the Company as of and for the year ended December 31, 2006 and the examination of Management’s Annual Report on Internal Control over Financial Reporting and the effectiveness of the Company’s internal controls over financial reporting as of December 31, 2006, with management and Deloitte & Touche. Management has the responsibility for the preparation of the Company’s financial statements and Deloitte & Touche has the responsibility for the examination of those statements. Based on these reviews and discussions with management and the Company’s independent auditors, the Committee recommended that the Board include the audited consolidated financial statements for the fiscal year ended December 31, 2006 in the Company’s Annual Report on Form 10-K for filing with the SEC. The Committee also recommended the reappointment, subject to shareholder approval, of Deloitte & Touche as the Company’s independent registered public accounting firm and the Board concurred in such recommendation.

AUDIT COMMITTEE:
Rudolph K. Kluiber, Chairman A. Clinton Allen, Member Peter McMillan, Member

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding the beneficial ownership of voting securities of the Company as of March 30, 2007 by each person known by the Company to be the beneficial owner of more than 5% of any class of the Company’s voting securities, each of the directors and Named Executive Officers of the Company, and all executive officers and directors of the Company as a group.

	Amount and Nature of Beneficial Ownership of Ordinary Common Stock(1)		Percent(2)	Amount and Nature of Beneficial Ownership of Class A Common Stock(1)	Percent
Dimensional Fund Advisors LP	670,091	(3)	8.4%	—	—
1299 Ocean Avenue, Ste 650-11th Floor Santa Monica, CA 90401
Voyageur Asset Management, Inc.	570,400		7.1%	—	—
100 South Fifth Street, Suite 2300 Minneapolis, MN 55402
David M. Silfen	543,300		6.8%	—	—
717 Fifth Avenue, 19th Floor New York, NY 10022
Royce & Associates, LLC	467,300		5.8%	—	—
1414 Avenue of the Americas New York, NY 10019
Bank of America Corp	460,095		5.7%	—	—
100 North Tryon Street Charlotte, NC 28255
Wells Fargo Bank, N.A	458,800		5.7%	—	—
101 N. Philips Avenue Sioux Falls, SD 57104
American International Group, Inc	410,164		5.1%	—	—
70 Pine Street New York, NY 10270
Directors
A. Clinton Allen	18,000	(4)	**	—	—
Rudolph K. Kluiber	20,000	(5)	**	—	—
Kyle R. Kirkland	107,131	(6)(7)	1.3%	226,948	47.5%
Peter McMillan	18,000	(8)	**	—	—
Dana D. Messina	276,571	(6)(9)	3.4%	251,004	52.5%
Bruce A. Stevens	92,273	(10)	1.1%	—	—
John M. Stoner, Jr	56,892	(11)	**	—	—
Other Executive Officers
Dennis M. Hanson	43,200		**	—	—
Thomas Kurrer	55,101	(12)	**	—	—
All directors and executive officers as a group (9 persons)	686,037	(6)(13)	8.6%	477,952	100.0%

**             Less than 1 percent.

(1)          Each share of Ordinary Common Stock has one vote. Each share of Class A Common Stock has 98 votes.

(2)          For purposes of determining beneficial ownership, owners of options exercisable within 60 days of March 30, 2007 are considered the beneficial owners of the shares of Ordinary Common Stock for which such options are exercisable, and the reporting herein is based on the assumption (as provided in the applicable rules of the SEC) that only the person or persons whose ownership is being reported will exercise such options for Ordinary Common Stock. As of March 30, 2007, there were 8,020,544 shares of Ordinary Common Stock issued and outstanding, less treasury stock.

(3)          Dimensional Fund Advisors LP (formerly Dimensional Fund Advisors, Inc., “Dimensional”), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the “Funds.” In its role as investment advisor or manager, Dimensional possesses investment and/or voting power over the securities of the Company described herein that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Company held by the Funds. However, all securities reported herein are owned by the Funds. Dimensional disclaims beneficial ownership of such securities. In addition, the filing of a Schedule 13G shall not be construed as an admission that the reporting person or any of its affiliates is the beneficial owner of any securities covered by such Schedule 13G for any other purposes than Section 13(d) of the Securities Exchange Act of 1934.

(4)          Includes 18,000 shares of Ordinary Common Stock issuable in connection with outstanding stock options exercisable within the next 60 days.

(5)          Includes 18,000 shares of Ordinary Common Stock issuable in connection with outstanding stock options exercisable within the next 60 days.

(6)          Includes 1,131 shares Ordinary Common Stock owned by Kirkland Messina, Inc., which may be deemed to be beneficially owned by both Kyle R. Kirkland and Dana D. Messina. While Messrs. Kirkland and Messina may constitute a “group” for purposes of the Securities Exchange Act of 1934, as amended, they each disclaim beneficial ownership of all shares of Ordinary Common Stock and Class A Common Stock held by the other person.

(7)          Includes 47,000 shares of Ordinary Common Stock issuable in connection with outstanding stock options exercisable within the next 60 days.

(8)          Includes 18,000 shares of Ordinary Common Stock issuable in connection with outstanding stock options exercisable within the next 60 days.

(9)          Includes 59,000 shares of Ordinary Common Stock issuable in connection with outstanding stock options exercisable within the next 60 days.

(10) Includes 6,000 shares of Ordinary Common Stock issuable in connection with outstanding stock options exercisable within the next 60 days.

(11) Includes 50,000 shares of Ordinary Common Stock issuable in connection with outstanding stock options exercisable within the next 60 days.

(12) Includes 12,500 shares of Ordinary Common Stock issuable in connection with outstanding stock options exercisable within the next 60 days.

(13) Includes 228,500 shares of Ordinary Common Stock issuable in connection with outstanding stock options exercisable within the next 60 days.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers and directors and persons who own more than 10% of the Company’s Ordinary Common Stock to file reports of ownership on Forms 3, 4 and 5 with the SEC. Executive officers, directors and 10% stockholders are required by the SEC to furnish the Company with copies of all Forms 3, 4 and 5 they file.

Based solely on the Company’s review of the copies of such forms it has received, the Company believes that all its executive officers, directors and greater than 10% beneficial owners complied with all the filing requirements applicable to them with respect to transactions during fiscal 2006.

SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors has selected Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm to audit the financial statements and management’s annual report on internal controls over financial reporting of the Company for 2007. Deloitte & Touche LLP has served as the Company’s public accounting firm since 1993. Representatives of Deloitte & Touche LLP will attend the Annual Meeting, will be given an opportunity to make a statement if they desire to do so, and will be available to answer appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS, ON THE ADVICE OF ITS AUDIT COMMITTEE, THAT THE STOCKHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2007.

Unless a contrary indication is made on the enclosed proxy card, it is the intention of the persons named in the enclosed form of proxy to vote FOR the selected accountants.

OTHER MATTERS

The Board of Directors is not aware of any other matters to be presented at the Annual Meeting. If any other matters should properly come before the Annual Meeting, the persons named in the proxy will vote the proxies according to their best judgment.

STOCKHOLDER PROPOSALS

Stockholder proposals, if any, which may be considered for inclusion in the Company’s proxy materials for the 2008 Annual Stockholders Meeting must be received by the Company at its offices at 800 South Street, Suite 305, Waltham, Massachusetts 02453 not later than December 14, 2007.

ANNUAL REPORT

The Annual Report on Form 10-K for 2006 accompanies this Proxy Statement and is also posted on the Company’s website at www.steinwaymusical.com. Stockholders may obtain a copy of this report without charge by writing to Investor Relations at Steinway Musical Instruments, Inc., 800 South Street, Suite 305, Waltham, Massachusetts 02453, telephone number (781) 894-9770 or ir@steinwaymusical.com.

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PROXY

STEINWAY MUSICAL INSTRUMENTS, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 11, 2007

The undersigned stockholder of Steinway Musical Instruments, Inc. (the “Company”), hereby appoints each of Dana D. Messina and John R. Dudek attorneys and proxies of the undersigned, each with full power of substitution, to vote on behalf of the undersigned at the Annual Meeting of Stockholders to be held at the Company’s corporate office at 800 South St., Suite 305, Waltham, Massachusetts 02453, on May 11, 2007 at 9:30 a.m., and at any adjournment of said meeting, all of the shares of Ordinary Common Stock which the undersigned may be entitled to vote.

(Continued, and to be marked, dated and signed, on the other side)

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PROXY	Please mark your votes like this	☒

The Board of Directors recommends a vote FOR the nominees named below, and FOR ratification of the independent registered public accounting firm named below, and if no specification is made, the shares will be voted FOR the election of the nominees named herein, and FOR the ratification of the accounting firm. The under-
signed hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement furnished herewith.

	FOR	WITHHOLD AUTHORITY		FOR	AGAINST	ABSTAIN
1. ELECTION OF DIRECTORS:	☐	☐	2. Approval and adoption of the Company’s 2006 Employee Stock Purchase Plan.	☐	☐	☐
(To withhold authority to vote for any individual nominee, strike a line through that nominees’s name in the list below)
Kyle R. Kirkland, Dana D. Messina, Bruce A. Stevens, John M. Stoner, Jr., A. Clinton Allen, Rudolph K. Kluiber, Peter McMillan			3. At their discretion regarding other matters presented at the Annual Meeting.

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature		Signature			Date

NOTE: Please sign exactly as name appears hereon. When shares are held by joint owners, both should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.